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EXHIBIT 10.1

                          SYNOVA HEALTHCARE GROUP, INC.

                                     FORM OF

                    [NON-QUALIFIED] [INCENTIVE] STOCK OPTION


To:

Date of Grant:

         You are hereby granted an option, effective as of the date hereof, to purchase _____ shares of common stock, par value $.00001 per share (the "COMMON STOCK"), of Synova Healthcare Group, Inc., a Nevada corporation (the "COMPANY"), at a price of $____ per share pursuant to the Company's 2005 Equity Incentive Plan (the "PLAN"). [This option has been granted to you in consideration of your employment with the Company.] All capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

         Your option will vest [immediately upon] [[__ %] on the _____ anniversary of] the execution of this Grant.

         At the time of a Status Change other than by reason of death, permanent disability [or "Cause",] your option will remain exercisable for a period of 90 days after such Status Change. As provided in Section 6.1(a) of the Plan, in the event that the Status Change results from death or permanent disability, your option will remain exercisable for a period of one year after such Status Change. [In the event that the Status Change results from "Cause," your option will terminate immediately upon such Status Change.]

         [In addition to the restrictions on exercise described herein, for any calendar year, any options granted under this Plan shall become exercisable solely to the extent that, with respect to any options which would otherwise become exercisable in such calendar year for the first time, the aggregate fair market value of the stock with respect to which the options first become exercisable did not have an aggregate fair market value (as determined for federal income tax purposes) on the date upon which the options were granted in excess of $100,000. Any options which would be exercisable but for the limitation described in the immediately preceding sentence (the "$100,000 LIMITATION") shall become exercisable in the following calendar year subject to:
(i) the $100,000 Limitation (as determined for such following fiscal year), and
(ii) the limitations otherwise described above; provided, however, that the restrictions on exercise shall not apply if there is a Change of Control (as such is defined in the Plan). Any options which would be exercisable, but for the $100,000 limitation will constitute non-qualified stock options and be subject to federal and state income tax treatment in such manner.]

         No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after ten years from the date of its grant (the "SCHEDULED TERMINATION DATE"), except if terminated earlier as hereafter provided.

         IN THE EVENT OF A SALE OR A PROPOSED SALE OF THE MAJORITY OF THE STOCK OR ASSETS OF THE COMPANY OR A PROPOSED CHANGE OF CONTROL, THE BOARD (AS SUCH IS DEFINED IN THE PLAN) OR A PERMITTED DESIGNEE THEREOF SHALL HAVE THE RIGHT TO TERMINATE THIS OPTION UPON TEN DAYS PRIOR WRITTEN NOTICE TO YOU, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS OPTION. IN THAT CASE, THE HOLDERS OF VESTED OPTIONS (INCLUDING THE OPTIONS THAT WOULD VEST UPON THE CHANGE OF CONTROL) SHALL HAVE THE RIGHT TO EXERCISE SUCH OPTIONS PRIOR TO THE CLOSE OF THE TEN DAY PERIOD.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) (unless prohibited by the Board) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Board) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

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         In the event of any change in the outstanding shares of the Common
Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Board.

         This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code (as such is defined in the Plan) and the regulations thereunder;

                  (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable;

                  (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

                  (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Board; and, if allowed by the Board, the number of shares of Common Stock surrendered to pay the withholding requirement shall be the minimum number of shares) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) your portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

         The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that she will acquire the Common Stock to be issued hereunder for her own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that she will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."
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         The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         [It is the intention of the Company and you that this option shall, if possible, be an "INCENTIVE STOCK OPTION" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "INCENTIVE STOCK OPTION," this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.]

         [Nothing herein shall modify your status as an at-will employee of the Company, if applicable. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason.]

         Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in the City of Philadelphia in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

         This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. Except as expressly set forth herein, in the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                        SYNOVA HEALTHCARE GROUP, INC.



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

         I hereby acknowledge receipt of a copy of the foregoing stock option and of the Plan as of the date of grant set forth above, hereby acknowledge that this stock option grant discharges any promise (either verbal or written) of the Company made on or prior to the date of grant to give me a stock option, and, having read it, hereby signify my understanding of, and my agreement with, its terms and conditions. In consideration of the grant, I hereby release any claim I may have against the Company with respect to any promise of a stock option grant or other equity interest in the Company.

_________________________________       ________________________________________
Name:                                                  (Date)